                                                                       EXHIBIT 8

              LIST OF SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

The following table sets forth the legal name, location and country of incorporation and percentage ownership of each of the registrant's subsidiaries and affiliated companies:

                                                      COUNTRY OF         OWNERSHIP
SUBSIDIARY/AFFILIATE NAME                             INCORPORATION      PERCENTAGE
-------------------------------------------           ---------------     ---------

Magic Software Enterprises Inc.                       United States         100%
CoreTech Consulting Group, LLC                        United States         100%
CoreTech Consulting Group, Inc.                       United States         100%
MSE Holdings, Inc.                                    United States         100%
Magic Software Enterprises (UK) Ltd.                  United Kingdom        100%
Hermes Logistics Technologies Limited                 United Kingdom        100%
Magic Beheer B.V                                      Netherlands           100%
Magic Software Enterprises Netherlands B.V            Netherlands           100%
Magic Software Enterprises Spain Ltd.                 Spain                 100%
Magic Software Enterprises GmbH                       Germany               100%
Magic Software Enterprises France                     France                100%
Magic Benelux B.V                                     Netherlands           100%
Magic Software Enterprises (Israel) Ltd.              Israel                100%
Magic Software Enterprises Italy S.r.l                Italy                 100%
Magic Software Japan K.K                              Japan                 100%
Magic Software Enterprises India Pvt. Ltd.            India                 100%
Onyx Magyarorszag Szsoftverhaz                        Hungary               100%
CarPro Systems Ltd.                                   Israel              90.48%
Advanced Answers on Demand Holding Corporation        United States         100%
Nextstep Infotech Prt. Ltd.                           India                  40%